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                                                            EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

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                                                                 JURISDICTION OF
SUBSIDIARY                                                       INCORPORATION
                                                                 ---------------
Midway Interactive Inc.                                             Delaware
Midway Home Entertainment Inc.                                      Delaware
Midway/Nintendo Inc. -- 50% owned                                   Delaware
Atari Games Corporation                                             California
Tengen, Inc.                                                        California
Midway Games Asia Limited - 79.9% owned by the Registrant and
          .1% owned by Midway Home Entertainment Inc.               Hong Kong
Qingdao Wei TC Family Playland Co., Ltd. - 100% owned by
          Midway Games Asia Limited                           People's Republic of China
Midway Games Sales Inc.                                             Barbados
Midway Games (Europe) Gmbh                                          Germany

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